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                                                                   EXHIBIT 10.1c


                               SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


This Amendment is made effective as of the 16th day of April, 2001, by and between HEI, Inc., a Minnesota corporation (the "Borrower"), and LaSalle Business Credit, Inc., a Delaware corporation (the "Lender").

                                    Recitals

The Borrower and the Lender have entered into that certain Loan and Security Agreement dated as of July 31, 2000, as amended by that certain First Amendment to Credit Agreement dated August 31, 2000 (collectively, the "Loan Agreement").

The Borrower may request certain advances from the Lender from time to time pursuant to the Loan Agreement, and the Lender has agreed to make capital expenditure loans, to make term loans, and to make available letters of credit, to or for the benefit of the Borrower pursuant to the terms of the Loan Agreement.

The revolving loan advances under the Loan Agreement are evidenced by the Borrower's revolving note dated July 31, 2000, in the maximum principal amount of $5,000,000 and payable to the order of the Lender (the "Revolving Note"). The capital expenditure loans made under the Loan Agreement to date are evidenced by the Borrower's capital expenditure note dated July 31, 2000, in the original principal amount of $1,665,000, and by the Borrower's capital expenditure note dated February 16, 2001, in the original principal amount of $635,000 (collectively, the "Capex Note").

All indebtedness of the Borrower to the Lender is secured pursuant to the terms of the Loan Agreement and all Other Agreements as defined therein (collectively, the "Security Documents").

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. The Loan Agreement is hereby amended as follows:

     (a) Paragraph (xv) under the definition of "ELIGIBLE ACCOUNTS" in Section 1 of the Loan Agreement is hereby amended by deleting said Section in its entirety and replacing the same with the following:

          "(xv) it is not an Account which, when added to a particular Account
               Debtor's other indebtedness to Borrower, exceeds the lesser of ten percent (10%) of the aggregate of Borrower's Accounts or a



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               credit limit determined by LaSalle in its reasonable credit judgment for that Account Debtor, provided, however, that the 10% credit limit set forth herein shall instead be (A) 20% for Accounts owed by Agere Systems, Inc., formerly known as Lucent Technologies, Inc., (B) 15% for Accounts owed by AMP, Inc., (C) 50% for Accounts owed by Siemens Medical Instruments, through the date which is one (1) year after the Closing Date, and 40% thereafter, and (D) the greater of 25% or the amount of credit insurance obtained for Accounts owed by Sonic Innovations which are paid within sixty (60) days after the applicable stated invoice date; provided, further, that Accounts excluded from Eligible Accounts solely by reason of this paragraph 1(a)(xv) shall be Eligible Accounts to the extent of the applicable credit limit;"

     (b) Section 5(a) of the Loan Agreement is hereby amended by deleting the second sentence of that Section in its entirety and replacing the same with the following: "At Borrower's election, except as otherwise provided in paragraph 6 (c) hereof, interest shall accrue on: (A) the unpaid principal balance of the Capex Loan made to Borrower outstanding at the end of each day at (x) a fluctuating rate per annum equal to one and one-fourth of one percent (1.25%) above the Prime Rate or (y) a fixed rate per annum equal to three and three-fourths percent (3.75%) above the LIBOR Rate; and (B) the principal amount of the Revolving Loans made to Borrower outstanding at the end of each day at (x) a fluctuating rate per annum equal to one percent (1.00%) above the Prime Rate or (y) a fixed rate per annum equal to three and one-half percent (3.50%) above the LIBOR Rate."

     (c)  Section 5(d) of the Loan Agreement is hereby amended by deleting said
          Section in its entirety and replacing the same with the following:

          "(d)Letter of Credit Fees. Borrower shall remit to LaSalle a letter of credit fee equal to two and one-fourth percent (2.25%) per annum on the aggregate undrawn face amount of the Victoria Letter of Credit, which fee shall be payable monthly in arrears on each day that interest is payable hereunder."

     (d) Section 14(n)(i) of the Loan Agreement is hereby amended by deleting said Section in its entirety and replacing the same with the following:

          "(i)Tangible Net Worth. Borrower shall maintain, on an aggregate basis with all Affiliates of Borrower, as of the end of (A) the fiscal quarter ending June 2, 2001, a Tangible Net Worth of not less than nine million five hundred thousand dollars ($9,500,000); (B) the fiscal year ending August 31, 2001, a Tangible Net Worth of not less than ten million dollars ($10,000,000), (C) each fiscal quarter thereafter, a Tangible Net Worth of not less than ninety percent (90%) of the actual Tangible Net Worth for the most recently ended fiscal year, and (D) the fiscal year ending August 31, 2002 and each fiscal year end thereafter, a Tangible Net Worth of not less than one million dollars ($1,000,000) in excess of the actual Tangible Net Worth as of the previous fiscal year end;"



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     (e)  Section 14(n)(ii) of the Loan Agreement is hereby amended by deleting said Section in its entirety and replacing the same with the following:

          "(ii) Interest Coverage Ratio. Borrower shall maintain, on an aggregate basis with all Affiliates of Borrower, as of the end of each fiscal quarter, commencing with the fiscal quarter ending August 31, 2001, a ratio of (A) net income, plus interest, taxes, depreciation and amortization, less unfinanced Capital Expenditures, on a year-to-date basis through such fiscal quarter to (B) year-to-date interest expense through such fiscal quarter, of not less than 1.50 to 1.00;"

     (f) Section 14(n)(iii) of the Loan Agreement is hereby amended by deleting said Section in its entirety and replacing the same with the following:

          "(iii) Debt Service Coverage Ratio. Borrower shall maintain, on an aggregate basis with all Affiliates of Borrower, a Debt Service Coverage Ratio, as of the end of each fiscal quarter, commencing with the fiscal quarter ending December 1, 2001, of not less than
               1.25 to 1.00, provided however, that for the fiscal quarter ending August 31, 2001, such ratio shall be not less than 0.90 to 1.00; and"

     (g) Section 14(n)(iv) of the Loan Agreement is hereby amended by deleting said Section in its entirety and replacing the same with the following:

          "(iv) Year to Date Net Loss. The Borrower shall have a net loss, measured on a fiscal year to date basis, of not more than (A) $1,250,000 as of June 2, 2001, and (B) $1,000,000 as of August
               31, 2001."

3. Lender consents to Borrower's request to incur subscription notes receivable of up to $2,700,000 in connection with the exercise of stock options by various officers and directors of the company, which action, absent such consent by Lender, would constitute a violation of Section 14(j), Section 14(l), and
Section 14(p) of the Loan Agreement. Lender's consent is conditioned upon said notes being personally guaranteed by each debtor, and being payable over five years, with interest payable on the notes quarterly at the rate of 0.25% in excess of the Prime Rate; provided however, that each such note shall be reviewed by Lender's legal counsel and approved as containing terms acceptable to Lender.

4. Borrower will make a one time $200,000 prepayment on the Capex Loan to be applied against outstanding principal on the Capex Note dated July 31, 2000, in the original principal amount of $1,665,000.

5. The Borrower's (a) violation of Section 14(n)(i) by failing to maintain at least the minimum required Tangible Net Worth; (b) violation of Section 14(n)(ii) by failing to maintain at least the minimum required Interest Coverage Ratio; and (c) violation of Section 14(n)(iii) by failing to maintain at least the minimum required Debt Service Coverage Ratio, in each case as of the Borrower's fiscal quarter ending March 3, 2001, each independently constitutes



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an Event of Default under the Loan Agreement. Lender hereby waives these three specific Events of Default by the Borrower arising due to Borrower's violations of the Tangible Net Worth covenant, the Interest Coverage Ratio covenant and the Debt Service Coverage Ratio covenant, as described herein. Except as expressly set forth above in this paragraph, and subject to the limitations set forth herein, Lender is not waiving any other covenant, violation, or breach of the Loan Agreement which may exist as of the date hereof or any other event, circumstance or condition which with the giving of notice or the passage of time, or both, would constitute a violation or breach of the Loan Agreement. Lender specifically reserves the right to exercise any and all rights and remedies available to it under the Credit and Security Agreement and the documents related thereto in the event of a Default or an Event of Default at any time in the future. Without limiting the foregoing, Lender expects that the Borrower will maintain compliance with all its covenants under and relating to the Loan Agreement, including the covenant regarding Tangible Net Worth, the covenant regarding Interest Coverage Ratio and the covenant regarding Debt Service Coverage Ratio, and Lender will closely monitor the same in the future to ascertain such continued compliance. The failure or forbearance by Lender to exercise any of its rights or remedies at any time shall not constitute a waiver of any such rights or remedies. The waiver set forth in this letter is limited to the specific waiver set forth herein, and should not be construed as an express or implied agreement of Lender to waive any future violations of any covenant or obligation of the Borrower under the Loan Agreement or any documents related thereto.

6. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any advance thereunder.

7. This Amendment shall be effective as of April 16, 2001, upon receipt by the Lender of (i) an executed original hereof, together with the acknowledgement and agreement of guarantor set forth at the end of this Amendment, executed by the Corporate Guarantor, and (ii) a fully-earned, non-refundable amendment fee in the amount of $25,000.

8. The Borrower hereby represents and warrants to the Lender as follows:

     (a) The Borrower has requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

     (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or Loan Agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.



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     (c)  All of the representations and warranties contained in Article V of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

9. All references in the Loan Agreement to "this Agreement" shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Security Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

10. Except as expressly detailed in Section 5 herein, the execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any other Default or Event of Default under the Loan Agreement or other breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

11. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

12. The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender, for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 6 hereof.

13. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
                    SIGNATURES APPEAR ON THE FOLLOWING PAGE.]



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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the day and year first above written.

                                       HEI, INC.


                                       By: _____________________________________

                                           Its: ________________________________


                                       LASALLE BUSINESS CREDIT, INC.


                                       By: _____________________________________

                                           Its: ________________________________



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                    ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

     The undersigned, a guarantor of the indebtedness of HEI, Inc. (the "Borrower") to LaSalle Business Credit, Inc. (the "Lender") pursuant to a Continuing Unconditional Guaranty dated as of July 31, 2000 (the "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 8 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of the Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, with such notice to or consent of the undersigned as may be expressly required pursuant to the terms of the Guaranty for all of the Borrower's present and future indebtedness to the Lender.


                                       CROSS TECHNOLOGY, INC.


                                       By:______________________________________

                                          Its: _________________________________



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